EXHIBIT 99.1

NEWS RELEASE                                                                                                                                          May 11, 2004

Contact:                       Tony W. Wolfe
                                      President and Chief Executive Officer

                                      Joseph F. Beaman, Jr.
                                      Executive Vice President and Chief Administrative Officer

                                      Phone 828-464-5620, Fax 828-465-6780

For Immediate Release

Directors Declare Second Quarter Cash Dividend

PEOPLES BANCORP HOLDS ANNUAL SHAREHOLDERS’ MEETING

Shareholders of Peoples Bancorp of North Carolina, Inc. held their Annual Meeting on Thursday, May 6, 2004 at 11:00 a.m. at Catawba Country Club in Newton, North Carolina. Chairman of the Board, Robert C. Abernethy presided and announced that 95 percent, or 2,980,972 shares of the Corporation’s eligible outstanding shares were represented at the meeting either in person or by proxy.

President and Chief Executive Officer Tony W. Wolfe, along with Chairman Abernethy reviewed the Company’s accomplishments for 2003 with shareholders and outlined new initiatives undertaken to comply with the requirements of the Sarbanes-Oxley Act as well as the Company’s marketing and retail focus for 2004. Executive Vice President and Chief Financial Officer, A. Joseph Lampron presented the report of financial performance for fiscal year 2003 and first quarter 2004.

Items that required action by shareholders included the election of four directors for a three-year term ending 2007. Directors re-elected for the Class of 2007 include: John W. Lineberger, Jr., Gary E. Matthews, Dan Ray Timmerman, Sr., and Benjamin I. Zachary. Director Lineberger is President of Lincoln Bonded Warehouse Company in Lincolnton, NC. Director Matthews is President and Director of Matthews Construction Company, Inc. in Conover, NC. Director Timmerman is President of Timmerman Manufacturing, Inc. in Conover, NC. Director Zachary is President, Treasurer, and member of the Board of Directors of Alexander Railroad Company in Taylorsville, NC.

Eight directors continue to hold office upon the Board of Directors of Peoples Bancorp of North Carolina, Inc. and were not subject to election at this annual meeting. These directors include: Robert C. Abernethy, Chairman of the Board of Directors; James S. Abernethy, Vice Chairman; Douglas S. Howard, Charles F. Murray, Dr. Billy L. Price, Jr., Larry E. Robinson, Fred L. Sherrill, Jr., and W. Greg Terry.

Additionally shareholders ratified the appointment of Porter Keadle Moore, LLP of Atlanta as the independent auditor for the Company for 2004.

Immediately following adjournment, a catered luncheon was served to all shareholders in attendance.

The Board of Directors of the Company convened immediately following the Annual Meeting of Shareholders to re-elect the following officers for Peoples Bancorp of North Carolina, Inc. for the ensuing year: Tony W. Wolfe, President and Chief Executive Officer; Joseph F. Beaman, Jr., Executive Vice President and Corporate Secretary; A. Joseph Lampron, Executive Vice President, Chief Financial Officer, and Corporate Treasurer; Lance A. Sellers, Executive Vice President and Assistant Corporate Secretary; and William D. Cable, Executive Vice President and Assistant Corporate Treasurer.

Board members declared a cash dividend for the second quarter of 2004 in the amount of $.10 per share. The dividend will be paid on June 15, 2004 and will total $314,583.70 based upon 3,145,837 eligible shares. The record date for the dividend is June 3, 2004.

The Board of Directors of Peoples Bank, the wholly-owned subsidiary of Peoples Bancorp of North Carolina, Inc. then convened to re-elect the following officers for Peoples Bank for the ensuing year: Tony W. Wolfe, President and Chief Executive Officer; Joseph F. Beaman, Jr., Executive Vice President, Chief Administrative Officer, and Corporate Secretary; A. Joseph Lampron, Executive Vice President and Chief Financial Officer; Lance A. Sellers, Executive Vice President and Chief Credit Officer; William D. Cable, Executive Vice President and Chief Operating Officer; Kimberly L. Boyd, Senior Vice President and Retail Banking Support Manager; David E. Reitzel, Senior Vice President-Real Estate Advisory Services, Inc.; Clifton A.Wike, Senior Vice President and Senior Lender; Kimberly D. Bazzle, First Vice President-Marketing and Training; Brenda B. Beam, First Vice President-Human Resources; David C. Brown, First Vice President-Certified Financial Planner; Steven F. Cloninger, First Vice President-Commercial Credit Administration; George S. Earp, First Vice President-Finance; Jeffery P. Gniadek, First Vice President-Hickory Area Executive; James O. Perry, First Vice President-Retail Banking Manager; Daniel F. Richard, First Vice President-Senior Lender; Kyle E. Sigmon, First Vice President-Consumer Credit Administration; Mark W. Sigmon, First Vice President-Denver Area Executive; Brenda L. Terrell, First Vice President-Operations Manager; Nancy A. Anderson, Vice President-Mortgage Loan Originator; Patsy D. Black, Vice President-Branch Manager-Triangle Crossing; Christopher L. Brookshire, Vice President-RAA/GAA; Janice K. Bumgarner, Vice President-Deposit Operations; Kay F. Deal, Vice President-Branch Manager-Conover; John R. Duncan, Jr., Vice President-Problem Asset Manager; Barbara K. Farnsworth, Vice President-Branch Manager-Lincolnton; J. Louis Fletcher, Vice President-Business Development Officer; Ken R. Gibson, Vice President-Business Development Officer; Mark W. Gustafson, Vice President-Investment Account Executive; S. Randy Harrill, Vice President-Business Development Officer; Leslie H. Auton, Vice President-Branch Manager-Denver; M. Beth LaBarbera, Vice President-Branch Manager-Springs Road; E. Dean Lawing, Vice President-Mortgage Department; Tommy C. McNeely, Vice President-Business Development Officer; Cynthia H. McRee, Vice President-Branch Manager-Catawba Valley Boulevard; Rick D. Moser, Vice President-Business Development Officer; Tammy H. Pope, Vice President-Business Systems; Denelda S. Reese, Vice President-Branch Manager-Claremont; Jeannette R. Ringley, Vice President-Branch Manager-Newton and Abernethy Center; and Cathy H. Stewart, Vice President-Branch Manager-Hiddenite.

Additionally, the following individuals were re-elected as Assistant Vice Presidents: Ann J. Bowman, Peggy W. Carpenter, J. LaShae Goins, Tommie A. Hall, Jeanie S. Murray, Krissy O. Price, Lynn H. Poole, O. Dwight Rockett, Patricia L. Siegfried, Peter C. Teague, Wayne E. Thornburg, and Rocky E. Wimberly.

Re-elected as Banking Officers were: Angie Abernethy, Patty H. Blackwell, Jeannie B. Bolick, Lisa G. Edwards, Sandra H. Gantt, Eric A. Hagler, Lamona J. Harbinson, Mary L. Mason, R. Kyle Merck, Vickie E. Miller, R. Reid Prater, Andrew R. Puntch, Sandra B. Shuford, Melissa H. Styers, Sherry K. Torrence, Lynn J. Triplett, Jennifer K. Turner, and Dianne C. Wesson.

Peoples Bancorp is a bank holding company based in Newton, North Carolina with total assets of approximately $680 million. Its principal activity is the ownership and operation of Peoples Bank, a state-chartered Community bank that operates 15 offices in Catawba, Alexander, and Lincoln Counties in North Carolina. Peoples Bancorp’s common stock is traded on the Nasdaq National Market System under the symbol PEBK.
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